Registration No. 333-39028

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPTIO SOFTWARE, INC.

(Exact name of issuer as specified in its charter)

Georgia	58-1435435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3015 Windward Plaza

Windward Fairways II

Alpharetta, Georgia 30005

770-576-3500

(Address of principal executive offices)

Optio Software, Inc. Stock Incentive Plan

Optio Software, Inc. Directors’ Stock Option Plan

And Other Stock Options

(Full title of the plans)

c/o Caroline Bembry

Chief Financial Officer and Secretary

3015 Windward Plaza

Windward Fairways II

Alpharetta, Georgia 30005

(Name and address of agent for service)

(770) 576-3500

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

On June 9, 2000, Optio Software, Inc., a Georgia corporation (the “Registrant”), filed a Registration Statement on Form S-8, Registration No. 333-39028 (the “Registration Statement”), for the sale of shares of the Registrant’s common stock (the “Common Stock”) issuable under the Registrant’s Stock Incentive Plan, the Registrant’s Directors’ Stock Option Plan and options granted by the Registrant outside of its Plans. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock registered under the Registration Statement.

Pursuant to the power conferred on the Registrant in accordance with the provisions of Rule 478 under the Securities Act of 1933, as amended, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to reduce the amount of securities registered, pursuant to its undertaking contained in paragraph (a)(3) of item 9 of the Registration Statement, as initially filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alpharetta, Georgia, on this 21st day of April, 2008.

OPTIO SOFTWARE, INC.

By:	/s/ Caroline Bembry
Name:	Caroline Bembry
Title:	Chief Financial Officer and Secretary